      As filed with the Securities and Exchange Commission on May 25, 2001
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        LORAL SPACE & COMMUNICATIONS LTD.
             (Exact name of registrant as specified in its charter)

          Bermuda                                               13-3867424
---------------------------------                         ----------------------
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                         c/o Loral SpaceCom Corporation
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 697-1105
    ------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of principal executive offices)

                  --------------------------------------------
                             The Loral Savings Plan

                            (Full title of the plan)
                  --------------------------------------------

                                 Avi Katz, Esq.
                           Loral SpaceCom Corporation
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 697-1105
 ------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                  --------------------------------------------
                                    Copies to
                              Bruce R. Kraus, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                               New York, NY 10019
                                 (212) 728-8000
                  --------------------------------------------

                                    CALCULATION OF REGISTRATION FEE
======================== ================ ==================== ==================== ==================
                                            Proposed maximum     Proposed maximum
 Title of securities to    Amount to be    offering price per   aggregate offering      Amount of
     be registered        registered (1)        share (2)            price (2)       registration fee
------------------------ ---------------- -------------------- -------------------- ------------------
Common Shares, $0.01
par value per share         15,000,000            $2.95           $44,250,000.00        $11,062.50
======================== ================ ==================== ==================== ==================

(1) This Registration Statement covers 15,000,000 shares authorized to be sold under the Loral Savings
Plan (the "Savings Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the
"Securities Act"), this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Savings Plan.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low sales prices of the Common Shares as reported by the New York Stock Exchange on May 21, 2001.

                                     PART II

                           INFORMATION REQUIRED IN THE

                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Loral Space & Communications Ltd., a Bermuda company (the "Company"), are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed pursuant to the Exchange Act;

          (c) The Company's Current Reports on Form 8-K, filed on January 22, 2001, February 22, 2001 and May 25, 2001, respectively, pursuant to the Exchange Act;

          (d) The description of the common stock of the Company, $0.01 par value per share, contained in the Company's Registration Statement on Form 10, File No. 1-14180, as amended by Amendment Nos. 1, 2 and 3 filed on January 24, 1996, March 12, 1996, March 27, 1996 and April 12, 1996,
     respectively, pursuant to the Exchange Act (the "Form 10"); and

          (e) The Company's Registration Statements on Form S-8 (Registration Nos. 333-14863 and 333-49922) filed on October 25, 1996 and November 14, 2000, respectively.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission (provided, however, that the information referred to in item 402(a)(8) of Regulation S-K of the Commission shall not be deemed specifically incorporated by reference herein).

Item 8. EXHIBITS

Exhibit No.
-----------

   5 Opinion of Appleby Spurling & Kempe as to the validity of the shares to be issued.

   23.1             Consent of Deloitte & Touche LLP.

   23.2             Consent of Appleby Spurling & Kempe (contained in Exhibit
                    5).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of May, 2001.

                                        LORAL SPACE & COMMUNICATIONS LTD.

                                        By: /s/ Avi Katz
                                            ------------------------------
                                            Avi Katz
                                            Vice President, General Counsel and
                                            Secretary

     Pursuant to the requirements of the Securities Act, the administrative Committee of the Loral Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of May, 2001.

                                        LORAL SAVINGS PLAN

                                        By: /s/ Mandy Capogrossi
                                            ------------------------------
                                            Mandy Capogrossi
                                            (a member of the Savings Plan's
                                            administrative Committee)

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signatures                           Title                        Date
          ----------                           -----                        ----
/s/ Bernard L. Schwartz             Chairman of the Board and           May 23, 2001
-----------------------------       Chief Executive Officer
Bernard L. Schwartz                 (Principal Executive Officer)

                                    Director                            May __, 2001
-----------------------------
Howard Gittis

/s/ Robert B. Hodes                 Director                            May 23, 2001
-----------------------------
Robert B. Hodes

/s/ Gershon Kekst                   Director                            May 23, 2001
-----------------------------
Gershon Kekst

/s/ Charles Lazarus                 Director                            May 23, 2001
-----------------------------
Charles Lazarus

/s/ Malvin A. Ruderman              Director                            May 23, 2001
-----------------------------
Malvin A. Ruderman

/s/ E. Donald Shapiro               Director                            May 23, 2001
-----------------------------
E. Donald Shapiro

/s/ Arthur L. Simon                 Director                            May 23, 2001
-----------------------------
Arthur L. Simon

/s/ Daniel Yankelovich              Director                            May 23, 2001
-----------------------------
Daniel Yankelovich

/s/ Richard J. Townsend             Senior Vice President and Chief     May 23, 2001
-----------------------------       Financial Officer
Richard J. Townsend                 (Principal Financial Officer)

/s/ Harvey B. Rein                  Vice President and Controller       May 23, 2001
-----------------------------       (Principal Accounting Officer)
Harvey B. Rein

                                INDEX TO EXHIBITS

Exhibit No.
-----------

   5 Opinion of Appleby Spurling & Kempe as to the validity of the shares to be issued.

   23.1             Consent of Deloitte & Touche LLP.

   23.2             Consent of Appleby Spurling & Kempe (contained in Exhibit
                    5).